Exhibit 4.5

HEARTBEAM, INC.

AMENDMENT TO CONVERTIBLE PROMISSORY NOTES

This Amendment to Convertible Promissory Notes, dated as of March 2, 2017, (the “Amendment”), is entered into by and among HeartBeam, Inc. (the “Company”) and certain holders of convertible promissory notes issued by the Company (the “Investors”). Capitalized terms not defined herein shall have the terms ascribed to them in the Subscription Agreements (as defined below) or the Notes (as defined below).

RECITALS

A. The Company and the Investors are parties to certain 2015 Note Subscription Agreements (each, a “Subscription Agreement” and together, the “Subscription Agreements”), each by and between the Company and the Investor set forth on the signature page thereto.

B. The Company sold and issued, and the Investors purchased convertible promissory notes in the aggregate principal amount of approximately $2,000,000 (each, a “Note” and together, the “Notes”), pursuant to the Subscription Agreements.

C. Pursuant to Section 6(b) of the Notes, any provision of a Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors.

D. The undersigned Investors represent a Majority in Interest of Investors.

E. The Company and the Investors wish to amend the Notes to adjust the interest rate and maturity date of each of the Notes.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment to Maturity Date. Effective as of the date hereof, the reference to “the twenty-four (24) month anniversary of the first sale and issuance of any convertible promissory note pursuant to any 2015 Note Subscription Agreement following written demand by a Majority in Interest of the Investors,” as the “Maturity Date” in the introductory paragraph of the Notes and the form of Note attached to the Subscription Agreement shall be amended, restated and replaced to read “March 31, 2018”.

2. Miscellaneous.

(a) Amendment. This Amendment may not be amended, waived, discharged or terminated other than by a written instrument referencing this Amendment and signed by the Company and the Investors representing a Majority in Interest of Investors.

(b) Governing Law. This Amendment and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

(c) Entire Agreement. This Amendment, the Notes (to the extent not hereby amended) and the Subscription Agreements, including the exhibits attached thereto, constitute the full and entire understanding and agreement between the parties for the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner for the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

(d) Severability. If any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amendment, and such court will replace such illegal, void or unenforceable provision of this Amendment with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Amendment shall be enforceable in accordance with its terms.

(e) Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(signature page follows)

IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.

COMPANY:

HEARTBEAM, INC.
a Delaware corporation

By:	/s/ Richard Brounstein
Name:	Richard Brounstein
Title:	CFO

HeartBeam, Inc.

Amendment to Convertible Promissory Notes

IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.

INVESTOR:

By:	/s/ Wim Elfrink

Print Signatory Name:	Wim Elfrink

Investor Name:	WPE Ventures Partnership
(applicable if stockholder is an entity)

Title:	President
(applicable if stockholder is an entity)

INVESTOR:

By:	/s/ William A. Lanfri

Print Signatory Name:	William A Lanfri

Investor Name:	Pont Holdings, LLC
(applicable if stockholder is an entity)

Title:	Manager
(applicable if stockholder is an entity)

HeartBeam, Inc.

Amendment to Convertible Promissory Notes

IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.

INVESTOR:

By:	/s/ Stephen P. Mullaney

Print Signatory Name:	Stephen P. Mullaney

Investor Name:	The Mullaney Family Trust dated December 13, 1994, as amended
(applicable if stockholder is an entity)

Title:	Trustee
(applicable if stockholder is an entity)

INVESTOR:

By:	/s/ Williem Pieter Elfrink

Print Signatory Name:	Willem Pieter Elfrink

Investor Name:	Elfrink Living Trust
(applicable if stockholder is an entity)

Title:	Trustee
(applicable if stockholder is an entity)

INVESTOR:

By:	Branislav Vajdic

Print Signatory Name:	/s/ Branislav Vajdic

HeartBeam, Inc.

Amendment to Convertible Promissory Notes